UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2020

Bionik Laboratories Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 5.02 in this Form 8-K regarding the Employment Agreement and the Letter Agreement (each as defined in Item 5.02) is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Chief Financial Officer

On November 30, 2020, Bionik Laboratories Corp. (the “Company”) issued a press release publicly announcing the appointment of Rich Russo, Jr., age 40, as the Company’s new Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on 8-K, and which is incorporated by reference herein. Mr. Russo replaces Leslie Markow as CFO, who shall remain with the Company as Deputy CFO through January 29, 2021, as described further below.

Mr. Russo Jr. has over 15 years of finance and accounting leadership experience and is a Certified Public Accountant.

From March 2017 through November 2020, Mr. Russo was the Vice President of Finance and United States Chief Financial Officer, of IcarbonX, a privately held digital health management company specialized in artificial intelligence and health data, and a predecessor PatientsLikeMe. While there, he was responsible for, among other things, the merger of three companies, fundraising, and the ultimate dissolution of certain affiliated companies.

From 2007-2016, Mr. Russo held various key leadership roles for Nasdaq-listed companies in life sciences, pharmaceutical and medical device industries. From September 2015 to October 2016, he served as Corporate Controller for Pieris Pharmaceuticals, Inc., a clinical stage biotechnology company, and prior to that, he had roles at Juniper Pharmaceuticals, a woman’s health company focused on developing therapeutics, and Cynosure, a medical device company focused on aesthetic treatment systems. In each of these roles, Mr. Russo was responsible for all finance activities and SEC reporting, including partnering closely with management to ensure effective and efficient financial procedures throughout the organizations. Mr. Russo started his career in 2005, where he served as an auditor at Pricewaterhouse Coopers in the assurance group.

Mr. Russo is a graduate of Bridgewater State University in Bridgewater, MA, where he graduated from a dual degree program, receiving his Bachelor of Science in Accounting and his Masters in Management and Accounting.

The Company entered into an Employment Agreement with Mr. Russo, effective as of November 30, 2020, his first day of employment (the “Employment Agreement”).

Mr. Russo shall be employed by the Company as its Chief Financial Officer until terminated pursuant to the termination provisions described in the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Russo shall receive an annual base salary of $265,000 per annum. The annual base salary shall be reviewed on an annual basis. Mr. Russo may be entitled to receive an annual bonus of up to 30% of annualized actual base salary, based on performance in the previous fiscal year. He is also entitled to participate in the Company’s equity incentive plan, and shall be granted options to purchase an aggregate of 76,902 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on November 30, 2020, the date of grant, and which shall vest in full on November 30, 2021.

In the event Mr. Russo’s employment is terminated as a result of death, his estate would be entitled to receive any earned base salary and accrued vacation earned up to the date of death.

In the event Mr. Russo’s employment is terminated as a result of disability (as described in the Employment Agreement), Mr. Russo would be entitled to receive the annual salary, accrued vacation, and benefits through the date of termination.

In the event Mr. Russo’s employment is terminated by the Company for cause, as defined in the Employment Agreement, Mr. Russo would be entitled to receive his unpaid base salary earned up to the date of termination.

In the event Mr. Russo’s employment is terminated by the Company without cause, he would be entitled to receive six months’ base salary, plus accrued vacation.

Mr. Russo may terminate the Employment Agreement and his employment at any time, for any reason, provided that he provides the Company with 30 days’ prior written notice. In case of “good reason” (as defined in the Employment Agreement), the Company shall pay to Mr. Russo: (i) six months’ salary; and (ii) accrued vacation time if any; provided that the Company shall not be required to pay the six months’ salary in the event the Company elects to enforce the non-competition provisions of the Employment Agreement and pays to Mr. Russo as a result of such enforcement, no less than that amount in base salary.

The Employment Agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Company. Mr. Russo also agreed to customary terms regarding confidentiality and ownership of intellectual property.

The foregoing is intended only to be a summary of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on 8-K, and which is incorporated by reference herein.

Termination of Leslie Markow as CFO

As of November 24, 2020, Leslie Markow, the Company’s Chief Financial Officer, agreed to the termination of her employment with the Company as of January 29, 2021 (the “Termination Date”), and that as of November 30, 2020, she will act in the new role of Deputy CFO of the Company and assist with the transition of her former duties to Mr. Russo as her replacement as Chief Financial Officer.

Pursuant to a Letter Agreement between the Company and Ms. Markow executed on November 24, 2020 (the “Letter Agreement”), following the Termination Date, the Company will provide Ms. Markow with nine months of salary continuance, through October 29, 2021. Ms. Markow will also continue to be eligible to receive her prorated bonus for the fiscal year ending March 31, 2021, plus an additional bonus of $23,625 paid out over the salary continuation period.

Ms. Markow will further continue to receive certain benefits and payment of accrued and unused vacation.

The amount of Ms. Markow’s compensation that has been deferred in 2020 shall be subject to the following: (a) Ms. Markow will go back to full base salary as of December 1, 2020; and (b) the deferred amount of approximately US$79,800 will be paid on January 29, 2021.

The foregoing is intended only to be a summary of the Letter Agreement, and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on 8-K, and which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The following documents are furnished herewith as exhibits to this report:

Exhibit Number	Description of Exhibit
10.1	Employment Agreement with Rich Russo, Jr.

10.2	Letter Agreement with Leslie Markow

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 30, 2020

BIONIK LABORATORIES CORP.

By:	/s/ Eric Dusseux
Name:	Eric Dusseux
Title:	Chief Executive Officer

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